Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 3 Registration Statement (No. 333-162435) on Form S-1 of Advanced Cell Technology, Inc. and subsidiary of our report dated March 16, 2011, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ SingerLewak LLP
Los Angeles, CA
August 9, 2011